                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          August 8, 2003
                                                 -----------------------------

                              PanAmSat Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

       0-22531                                        95-4607698
--------------------------------------------------------------------------------
(Commission File Number)                    (IRS Employer Identification No.)

                       20 Westport Road, Wilton, CT 06897
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (203) 210-8000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
         (Former Name and Former Address, if Changed Since Last Report.)

ITEM 9. REGULATION FD DISCLOSURE

         The following information is being furnished under this Item 9.

         As a result of the failure of certain satellite propulsion systems previously disclosed in the Company's Form 8-K filed on July 14, 2003 and further described in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 and filed on August 6, 2003, the Company has revised its financial guidance for third quarter 2003 depreciation, net income and earnings per share. Such original financial guidance was presented in the Company's July 15, 2003 earnings press release and a Form 8-K filed on that date, and has been made available on the Company's website. The revised financial guidance for the third quarter of 2003 is as follows:


                      Prior Q3 '03 Guidance          Revised Q3 '03 Guidance
                      ---------------------          -----------------------

Depreciation          $70 million to $80 million     $80 million to $90 million
Net income            $18 million to $24 million     $10 million to $18 million
Earnings per share    $0.12 to $0.16 per share       $0.07 to $0.12 per share


         Financial guidance for all other metrics for the third quarter of 2003 remain unchanged and financial guidance for all metrics for the full year 2003 also remain unchanged.

         The financial guidance available on the Company's website at www.panamsat.com has been changed to reflect these revisions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 8, 2003               PANAMSAT CORPORATION
                                      Registrant


                                      By:      /s/  Michael J. Inglese
                                               ------------------------------
                                      Name:    Michael J. Inglese
                                               ------------------
                                      Title:   Executive Vice President and
                                               Chief Financial Officer